POWER OF ATTORNEY

Reference is hereby made to the proposed registration under the US Securities Act of 1933, as amended (the "Securities Act"), of American Depositary Shares of Diageo plc ("Diageo")on a registration statement on Form F-6 (the "Registration Statement"), such Registration Statement to be filed with the US Securities and Exchange Commision (the "SEC") on or about January 15, 2013.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Diageo, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacites, to sign this Registration Statement and sign any registration statements for the same offering covered by this Registration Statement that is to be effective upon filing to Rule 462(b) promulgated under the Securities Act of 1933, and all post effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Signatures	Title	Date

/s/ Dr. Franz Humer	Chairman, Director	December 4, 2012
Name: Dr. Franz Humer

/s/ Paul S. Walsh	Executive Director	December 4, 2012
Name: Paul S. Walsh	Principal Executive Officer

/s/ Deirdre A. Mahlan	Executive Director	December 4, 2012
Name: Deirdre A. Mahlan	Principal Financial and Accounting Officer

/s/ Ivan Menezes	Executive Director	December 4, 2012
Name: Ivan Menezes	Chief Operating Officer

/s/ Peggy Bruzelius	Non-Executive Director	December 4, 2012
Name: Peggy Bruzelius

Non-Executive Director
Name: Laurence Danon

/s/ Lord Davies of Abersoch	Non-Executive Director	December 4, 2012
Name: Lord Davies of Abersoch

/s/ Ho Kwon Ping	Non-Executive Director	December 4, 2012
Name: Ho Kwon Ping

/s/ Betsy Holden	Non-Executive Director	December 4, 2012
Name: Betsy Holden

/s/ Philip Scott	Non-Executive Director	December 4, 2012
Name: Philip Scott

/s/ Todd Stitzer	Non-Executive Director	December 4, 2012
Name:Todd Stitzer